UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2003

TUESDAY MORNING CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway
Dallas, Texas 75240

(Address of Principal Executive Offices, including  Zip Code)

(972) 387-3562

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On October 20, 2003, Tuesday Morning Corporation (the “Company”), Tuesday Morning, Inc., an indirect wholly owned subsidiary of the Company, and certain of the Company’s stockholders entered into an Underwriting Agreement with Lehman Brothers Inc., Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc., U.S. Bancorp Piper Jaffray Inc., Wachovia Capital Markets LLC, SG Cowen Securities Corporation and First Albany Corporation.  A copy of the Underwriting Agreement is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1                           Underwriting Agreement dated October 20, 2003 by and among Tuesday Morning Corporation, Tuesday Morning, Inc., Lehman Brothers Inc., Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc., U.S. Bancorp Piper Jaffray Inc., Wachovia Capital Markets LLC, SG Cowen Securities Corporation, First Albany Corporation and the parties named as selling stockholders therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

	By:	/s/ Loren K. Jensen

Loren K. Jensen
Executive Vice President, Chief Financial Officer and Secretary
Date: October 21, 2003

EXHIBIT INDEX

Exhibit No.

99.1                           Underwriting Agreement dated October 20, 2003 by and among Tuesday Morning Corporation, Tuesday Morning, Inc., Lehman Brothers Inc., Credit Suisse First Boston LLC, Bear, Stearns & Co. Inc., U.S. Bancorp Piper Jaffray Inc., Wachovia Capital Markets LLC, SG Cowen Securities Corporation, First Albany Corporation and the parties named as selling stockholders therein.